Exhibit 10.4

Technical Service Framework Agreement	Contract Number ：

Technical Service

Framework Agreement

Contract Number：

Technical Service Framework Agreement	Contract Number ：

Table of Contents

1.	Definition	3
2.	Services Scope	4
3.	Fees	5
4.	Rights and Obligations of Both Parties	5
5.	Technical Operation and Maintenance Services	8
6.	Intellectual Property	10
7.	Confidentiality Clause	10
8.	Breach of Contract and Compensation	11
9.	Disclaimer	11
10.	Non-Solicitation Clause	12
11.	Applicable Law and Dispute Resolution	12
12.	Termination of Contract	13
13.	Others	13

Technical Service Framework Agreement	Contract Number ：

Party A：Solomon JFZ (Asia) Holdings Limited

Address：Room 1910-1912A, Tower 3, China Hong Kong City, 33

Canton Road, TST, Kowloon, HK

Contact Person： Thomas Tam

Phone：_______________________

Fax:

And

Party B：Hundsun Ayers Technologies Limited

Address：16 & 19/F, Asia Standard Tower, 59-65 Queen’s Road

Central, Central

Contact Person： Hyman Mo

Phone：

Fax：

Based on the principle of good faith cooperation, equality and mutual benefit, and common development, in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, Party A and Party B have reached this Technology Service Framework Agreement to be jointly observed.

1.	Definition

The following outlines the definitions applicable to this contract：

●	“Customer” refers to Party A in this contract.”

●	“Hundsun Ayers” refers to Party B in this contract.

●	“Services” refers to the technical services provided to the customer under this contract.

●	“Brokers” refers to sell-side financial institution.

●	“Global Trading” refers to global securities and futures markets other than the Hong Kong market.

●	“SFC” refers to the Securities and Futures Commission of Hong Kong.

Technical Service Framework Agreement	Contract Number ：

●	“HKEX” refers to Hong Kong Exchanges and Clearing Limited.

●	“Shanghai-Hong Kong Stock Connect” refers to the China Shanghai Stock Exchange business provided by the Hong Kong Stock Exchange.

●	“Production environment” refers to the system provided to Party A for implementing commercial services related to this contract.

●	“UAT” refers to the system used to support internal testing services.

●	“Operations and maintenance” refer to Party B’s work of running and maintaining the software and hardware products within the scope of the contract, to ensure that the contract is executed normally.

●	“The number of transactions” refers to the total number of transactions generated by Party A’s use of Party B’s platform services within each settlement cycle.”

●	“Customer service hours” refers to the time range during which Party B provides customer service to Party A after Party A’s system is formally delivered.

●	“On-site support” refers to Party B providing personnel to Party A’s designated office location to provide services to Party A.

●	“Remote support” refers to Party B providing services to Party A through remote login software or instant messaging tools.

●	“Phone support” refers to Party B providing services to Party A through voice tools such as phone calls.

●	“The Technology Service Framework Agreement” or “Framework Agreement” refers to the agreement between the parties that outlines the framework nature of the contract.

●	“The Technology Service Agreement” or “Service Agreement” refers to the agreement that is based on the Technology Service Framework Agreement, and which outlines the specific system functions and service content to be provided.

●	“This contract” refers to the “Framework Agreement”, “Service Agreement”, and all attachments and other related written documents, etc.

●	“Go-live” refers to the stage where the system functions specified in the Service Agreement can meet the delivery conditions.

●	“The Final Acceptance Certificate” or “FAC” refers to the acceptance certificate issued by Party A to Party B when the system functions specified in the Service Agreement meet the go-live conditions. The Final Acceptance Certificate can be a certificate in Party A’s own format, or it can be Party B’s “Delivery Confirmation Form.”

2.	Services Scope

3.1	Party B is responsible for providing system functions and technical services to meet Party A’s IT service needs for related business. Based on the premise of signing a framework agreement, the two parties will sign a service agreement for the specific system functions and technical service content that Party A requires Party B to provide.

3.1	The “Service Agreement,” as an attachment to the “Framework Agreement,” has the same legal effect as the “Framework Agreement.” The “Framework Agreement” can be associated with multiple “Service Agreements” as specific standards for Party B to provide service content to Party A.。

Technical Service Framework Agreement	Contract Number ：

3.	Fees

3.1	Party A should pay the technical service fees according to the standards and methods agreed upon in the “Service Agreement.”。

3.2	If this contract involves the calculation of exchange rates between USD or other currencies and HKD, the average exchange rate of HSBC Bank in Hong Kong for the current month may be used as a reference for calculation. The actual exchange rate used in implementation shall be determined jointly by Party A and Party B.

3.3	Party B’s Bank Account Details：

ACCOUNT NAME: Hundsun Ayers Technologies Limited

ACCOUNT NO:

BANK NAME:

SWIFT CODE:

3.4	Unless otherwise agreed, any changes to the bank account information of either party should be provided in writing to the other party at least 25 calendar days in advance.

4.	Rights and Obligations of Both Parties

4.1	The Rights and Obligations of Party A:

4.1.1	Party A has the right to request that Party B provide the system functions and services as specified in the Framework Agreement and Service Agreement.

4.1.2	which can be interpreted as follows:(1) Party A declares and warrants that it is a legally authorized and valid entity under the current laws of the Hong Kong Special Administrative Region, and has full corporate power and complete government licenses (including all licenses and permits required for its business operations), authorization, approval, and consent for the establishment of the materials.(2) Party A’s execution, delivery, and performance of this contract are within Party A’s corporate authority, and Party A has taken all necessary corporate measures to make it effective.(3) Party A declares and warrants that the execution, delivery, and performance of this contract will not, now or in the future, violate any applicable laws, judgments, injunctions, orders, or regulations.

4.1.3	Party A should conduct relevant business activities in accordance with national laws, regulations, and policies as well as local laws, regulations, and policies related to its business operations, and use the system and services provided by Party B in a legal and reasonable manner. Party B only provides technical services, and Party A shall not use the system and services provided by Party B for any illegal or unethical activities, otherwise it will bear corresponding legal responsibilities. At the same time, Party A should also ensure that the system and services provided by Party B are not used for infringing the intellectual property or other legitimate rights and interests of others. In the event of a breach of the aforementioned obligations, Party A shall bear corresponding legal responsibilities and compensate Party B for any losses and liabilities incurred.

4.1.4	According to the given text, Party A must ensure that any instructions generated or sent through the system or services provided by Party B comply with requirements and relevant business rules of SFC, the Hong Kong Stock Exchange and the Clearing Limited. If any risk or losses arise as a result of non-compliance with these rules, Party A shall be responsible for the consequences.

4.1.5	If this contract involves third-party system interfaces, Party A shall be responsible for providing the necessary software and hardware facilities to fulfill the access to the third-party interface. During the system construction and testing process, if there are any issues related to third-party system interfaces, Party A shall be responsible for coordinating and resolving problems with the third party.

Technical Service Framework Agreement	Contract Number ：

4.1.6	Party A shall cooperate with Party B to carry out the installation, debugging, training, testing, and online operation related to the contract.

4.1.7	Party A shall provide genuine, legal, and valid business licenses, valid identity documents of its legal representative, and qualification and certification materials related to its business operations as per Party B’s requirements. During the contract period, if any of the above information changes, Party A shall promptly notify Party B in writing. If Party A loses the relevant business qualifications, Party B has the right to stop providing the corresponding system or technical services.

4.1.8	Party B is responsible for the operation and maintenance of the basic service infrastructure during non-trading hours on a regular basis, with the prior written permission of Party A. During this period, there may be service interruptions, and Party A should cooperate with Party B accordingly.

4.1.9	Party A is responsible for setting up the business, management, and role classes of the services involved in this contract, and Party A should complete it independently. In special circumstances, if Party A requests Party B to perform the operations specified in this clause, Party A should authorize Party B in writing to do so, and Party B may execute according to Party A’s request after consultation or refuse in writing.

4.1.10	Party A, as the subject of business applications or investigations by HKEX and SFC, should take the initiative to perform relevant operations, including license applications, connections applications, installations, and testing. If Party A fails to apply for relevant business qualifications or licenses as required by HKEX or SFC, Party B is not obligated to provide technical services until the date when Party A obtains the necessary qualifications to engage in business activities.

4.1.11	Unless otherwise agreed in this contract, Party A shall purchase and install the：

●	Internet dedicated line, telephone line, external connection line, IP resources, Internet bandwidth, VPN, Cross-connection

●	Lines installed outside the area of Party B’s computer room (including but not limited to Party A’s office, Party A’s business premises, etc.), and network equipment used to connect with Party B’s system

●	dedicated lines and equipment (including but not limited to SDNET2 lines and related network equipment, OCG, OMD, CCOG, NSTD, CCASS, DCASS, NG, CG equipment, etc.) required for securities trading and settlement business or futures trading and settlement business involving HKEX.

●	required for integration with third-party business. (Including but not limited to bank-broker dedicated lines, bank-broker gateways, third-party trading software dedicated lines, third-party trading software servers, dedicated lines connecting to upstream brokers, servers or gateways connecting to upstream brokers)

●	UAT environment used solely by the Party A

●	The Hong Kong Stock Exchange market data, US stock market data or external market data used by Party A, as well as related settlement documents (including but not limited to UEX, CTF, Stock mapping, Stock master files, etc. of the Hong Kong Stock Exchange or other markets)

●	Database authorization for this contract (including but not limited to Oracle, SQL, etc.)

●	The certificates involved in the Internet security certification used for this contract (such as HTTPS)

●	Internet publishing of products involved in this contract (including but not limited to domain name binding, filing of websites or domain names, relevant licenses related to Internet information publishing)

●	lease of server resources used independently and exclusively by Party A under the terms of this contract that are not provided by Party B’s services

●	Internet resources used independently and exclusively by Party A (including exclusive Internet bandwidth, Internet IP, and international dedicated lines)

●	Party A’s independent and exclusive use of server space and power consumption in Party B’s computer room, and is used to place Party A’s hardware devices, including but not limited to physical servers, routers, firewalls, storage devices, etc.

Technical Service Framework Agreement	Contract Number ：

4.1.12	Party A only has the right to use the software system and hardware resources provided by Party B during the contract period and does not own them, except for the hardware resources that Party A has applied for on its own.

4.1.13	if Party A needs to install any physical lines that require access to Party B’s data center, Party A should complete the “Cross-Connect Service Request” and “Data Center Access Request Form” at least 7 working days in advance. Party B will confirm the request after receiving the correctly filled forms. If Party B confirms that the access can be granted, Party B is responsible for the installation preparation work and will work with Party A to confirm the installation time.

4.1.14	during the service period, Party A is responsible for applying for and purchasing the necessary licenses for using market data in Hong Kong or international markets for its own use. Party A must use the data in accordance with the rules and regulations of the Hong Kong Exchanges and Clearing Limited or the respective international markets.

4.1.15	Before the services involved in this contract reach the online requirements, Party A shall verify the functions that the services can achieve. Party B is obligated to assist Party A in completing the verification and recording or correcting any issues raised by Party A during the verification process.

4.1.16	Party A should designate business personnel as the contact person for Party B during the contract period. The designated personnel may include but are not limited to project managers, traders, IT administrators, licensed persons, settlement personnel, etc.

4.1.17	when the services meet the “go-live” requirements, Party A needs to issue a verification certificate to Party B within 5 working days. The verification certificate should be signed by Party A’s project manager, Thomas Tam (contact number: +852 34283893, email: thomas@solomonjfz.com), and will take effect upon the signature. The signature of Party A’s project manager on the relevant reports, confirmation forms, and verification documents shall be deemed as Party A’s confirmation. If Party A changes the project manager, Party A should notify Party B in writing at least 10 working days prior to the change. Otherwise, the signature of the original project manager shall still be deemed as Party A’s confirmation.。

4.1.18	The service “go-live” time involved in this contract shall be based on the time specified in the verification certificate. If Party A fails to issue the verification certificate within 5 working days due to reasons not caused by Party B, the services provided by Party B shall be deemed as passed the acceptance and confirmed to be online. However, if there are outstanding issues that cannot be resolved, both parties can negotiate and record them in the verification certificate without affecting the service online time.

4.1.19	Before Party A signs the verification certificate, the services involved in this contract are only for testing purposes between Party A and Party B. Party A is not allowed to grant access to any third party or use the services for any commercial purposes, regardless of whether or not the activity generates profits. Any adverse consequences arising from such unauthorized access or use will be the sole responsibility of Party A.

4.2	Party B’s Rights and Obligations

4.2.1	Party B shall provide system functions and technical services to Party A in a timely manner according to the framework contract and service contract, and the service content includes but is not limited to the normal operation, maintenance, upgrade, and operation and maintenance of the system (details of technical operation and maintenance service are specified in Article 5 of the framework contract), in order to fulfill the service agreement between Party A and Party B in the contract. The specific terms of the service agreement shall be subject to the service contract.

4.2.2	Party B shall provide Party A with the relevant deliverables (including service-related software and user manuals) as agreed upon in the service contract, and provide installation of the relevant client (if any) and training services for its use.

Technical Service Framework Agreement	Contract Number ：

4.2.3	If system upgrades or system maintenance involve the normal use of the relevant services by Party A, Party B shall provide written notice to Party A at least one week in advance.

4.2.4	Party B shall assign a designated account manager to Party A, who will be responsible for daily communication and coordination with Party A.

4.2.5	If Party A’s actions cause technical problems in Party B’s system or cause Party B to violate legal or regulatory requirements, Party B has the right to terminate the corresponding technical services without any liability. However, Party B shall provide written notice to Party A in advance or immediately after the fact in case of an emergency situation.

4.2.6	Party B shall be responsible for conducting system maintenance during non-business hours every year, and Party A shall cooperate accordingly.

4.2.7	The business data generated from Party A’s use of Party B’s system and services belongs to Party A. On the premise of maintaining the confidentiality of Party A’s business data and subject to compliance with applicable laws, regulations, and regulatory policies, Party A authorizes Party B to obtain the necessary business data for the purpose of providing technical services, calculating technical service fees, and conducting related statistical analysis, etc.

4.2.8	Party A may apply to Party B for bulk export of Party A’s business data within the scope of the contract. Party B may cooperate with Party A within its technical capabilities and subject to compliance with applicable laws, regulations, and regulatory policies. Party A shall submit a written application to Party B three working days in advance (or send an email to the project manager’s email address specified in this contract) for bulk data retrieval. After receiving the application, Party B shall assess the complexity of the data retrieval and determine the completion time, and export the data in Party B’s non-customizable format and deliver it to Party A.

4.2.9	Party B is not responsible for assisting Party A in applying for licenses, business applications, or conducting connection testing with HKEX or SFC. Party A shall be responsible for these matters on its own.

4.2.10	Unless otherwise specified in the contract, the reports, daily statements, and monthly statements involved in this contract are all based on Party B’s standard version. The standard version can support the customization of company information (including company logo, name, address, phone number, email, fax). The standard version does not support adding, deleting, or adjusting the format and data of reports and statements.

4.2.11	Unless otherwise specified in the contract, this contract does not include services related to the migration of historical data for Party A, including but not limited to the analysis, export, processing, modification, backup, and storage of historical customer account data and historical transaction data for Party A’s clients.

5.	Technical Operation and Maintenance Service

5.1	Unless otherwise specified in the service contract, Party B is responsible for providing technical operation and maintenance services for the products involved in the service contract to Party A. Party B is responsible for the IT operation and maintenance of the system, including monitoring the operating status of system equipment, checking system status, monitoring lines, and setting system basic parameters, etc.

5.2	For the technical operation and maintenance services involved in this contract, if they are affected due to third-party products or services (including but not limited to software, hardware, network, etc.). Party B is responsible for notifying and urging the third party to improve or resolve the issues with their products or services. However, Party B is not responsible for the impact caused by this situation.

5.3	Party B is responsible for providing routine maintenance services, which are included in the technical service fee range specified in the service contract. Routine maintenance services include the following types of services:

5.3.1	Business Guidance Maintenance

Business guidance maintenance refers to non-site business guidance provided to Party B’s operators to ensure the proper use of the product.

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5.3.2	Corrective Maintenance

Corrective maintenance refers to the maintenance performed to correct problems caused by Party B’s system. Corrective maintenance includes：

●	Front-end program error correction

●	Back-end program error correction

●	Database error correction

5.4	Party B can provide special maintenance services, which are not included in the technical service fee range specified in the service contract. If Party A needs Party B to provide special maintenance services, Party B will charge additional technical service fees. Special maintenance services include the following types of services：

5.4.1	operational maintenance

Operational maintenance refers to the treatment of failures caused by incorrect operation of Party A, so as to guide Party A to install, configure parameters and other operational processing.

5.4.2	Completeness maintenance

Completeness maintenance refers to the improvement and optimization work carried out on the system during its use to enhance the system’s functionality and performance. Party B formulates a work plan based on the business change requirements raised by Party A, timely develops corresponding development and maintenance implementation plans, and organizes the implementation of the completeness maintenance of the system.

5.4.3	Emergency development maintenance

Emergency development maintenance refers to the urgent development and maintenance work necessary to modify the existing system due to the needs of market business development. Party B should carry out the necessary urgent modifications to the existing system in accordance with the needs of market business development. Party B should timely develop design reports and implementation plans for system adaptability modifications, complete development tasks on time, and ensure the normal operation of Party A’s business.

5.4.4	System Upgrade

To adapt to the changes in the Hong Kong financial market and technological updates, Party B should upgrade the existing system. Party B will not charge additional fees for upgrades due to technical interface changes from exchanges or clearing houses. For changes in rules from exchanges or clearing houses, or if Party B incurs costs to meet upgrade requirements, appropriate upgrade services can be provided for a mutually agreed fee after friendly negotiations between both parties. Party B will complete development tasks in a timely manner as required.

5.4.5	Demand Development

To meet the increasingly growing demands of users’ business and technology, Party A can request demand changes from Party B according to the demand change process provided by Party B. Party B formulates a work plan and completes development tasks on time, without affecting the functionality and stability of the system. Party B will negotiate and charge an appropriate fee with Party A based on the size of the workload.

5.4.6	UAT Maintenance

To carry out the system function testing of Party A, including but not limited to market rehearsals of the Hong Kong Stock Exchange, testing of overseas markets, testing of new interfaces, or other requirements of Party A, all fall under the category of testing services. Party B will charge based on the testing content.

5.5	The specific fee standards for special maintenance services by Party B shall be as specified in the service contract. The charged services are calculated based on the number of hours Party B personnel invest in the work, with one day being equivalent to 8 hours. If the workload exceeds 8 hours in a day, or if work is required after 8:00 PM or on holidays and statutory holidays, both parties need to negotiate another payment terms.

Technical Service Framework Agreement	Contract Number ：

5.6	Party B provides Party A with two types of regular operation and maintenance service time options: “5x8 hours” or “7x24 hours”. The specific agreement shall be based on the provisions in the “Service Contract”. If the service time type is not specified in this contract, “5x8 hours” shall be used as the default. The meanings of “5x8 hours” and “7x24 hours” are as follows:

5.6.1	Operation and maintenance support service：“5x8 hours”

a)	During Hong Kong working hours (8:40 am to 6:00 pm), Party A can call Party B’s customer service hotline to obtain technical support. If no support personnel answer the phone, Party A can contact their account manager (office phone number/mobile phone) to request support services.

b)	Party A can send emails for technical support assistance

c)	During Hong Kong working hours (8:40 am to 6:00 pm), Party A can obtain technical support through QQ and remote login.。

d)	Outside of Hong Kong working hours and Hong Kong holidays, Party A can obtain phone operation and maintenance support from Party B. Party B will provide phone answers based on the issues raised by Party A.

5.6.2	Operation and maintenance support service：“7x24 hours”

a)	Party A can call the hotline to obtain 24/7 support services. If no support personnel answer the phone, Party A can contact their account manager (office phone number/mobile phone) to request support services.

b)	Party A can send emails for technical support assistance.

c)	During Hong Kong statutory working hours, Party A can obtain technical support through phone, QQ, and remote login.

d)	Outside of Hong Kong working hours and Hong Kong holidays, Party A can obtain phone operation and maintenance support from Party B. Party B will provide phone answers based on the severity of the issue, or arrange Party B’s operation and maintenance personnel to provide remote operation and maintenance services for Party A, depending on the situation.

6.	Intellectual Property

6.1	The intellectual property rights of the services provided by Party B under this contract (including but not limited to software and hardware systems, technical documents, source code, algorithms, interfaces, technical solutions, etc.) belong to Party B. Unless otherwise agreed, Party A cannot obtain Party B’s copyrights, patents, trademarks, or any other intellectual property rights through this contract. During the service period specified in the service contract, Party A has non-exclusive and non-transferable rights to use the system software within its business scope. Except as expressly provided in this contract, this contract does not grant or confer any other rights to Party A.

6.2	Party A shall not rent, lend, copy, counterfeit, replicate, modify, sublicense, transfer, or assign any part of Party B’s software or hardware for any other commercial purpose. Party A shall not reverse engineer, decompile, or disassemble the software, or obtain the target program or source code of Party B’s software by any other means or tools.

6.3	Without Party B’s written consent, Party A has no right to use Party B’s trademarks, company names, product names, logos, etc. (including identical or similar ones) or those of Party B’s parent company, subsidiaries, or affiliated companies. Party A shall not use Party B’s name or the cooperative relationship established by this contract for publicity or engage in illegal or irregular business promotion using means that cause confusion among users. If Party A violates this commitment, Party B has the right to immediately terminate this contract and request Party A to compensate for any related losses.

7.	Confidentiality Clause

7.1	All parties acknowledge that in performing their obligations under this contract, they may obtain information belonging to the other party, its parent company, subsidiaries, affiliated institutions and branches, and associated companies, or any of their customers, which is proprietary, private, and highly confidential (“Confidential Information”). In this contract, Confidential Information includes any and all software programs, technical information, agreements, policies, customer lists, customer data, and any other data processing, research and development, trade secrets, or business affairs related to the other party (or third party). However, Confidential Information does not include the following information: (1) information that the receiving party has lawfully obtained and is not subject to confidentiality obligations before receiving it from the disclosing party; (2) information that has been made public without fault on the part of the receiving party; and (3) information that the receiving party independently obtains from a third party without a confidentiality obligation.

Technical Service Framework Agreement	Contract Number ：

7.2	The receiving party declares and warrants that it will only allow its representatives (as defined below) to access the Confidential Information to fulfill its obligations under this contract. The receiving party agrees to notify its directors, employees, senior executives, affiliated institutions, members, agents, and contractors (collectively referred to as “Representatives”) of this requirement to maintain the confidentiality of the Confidential Information and shall be responsible for any unauthorized disclosure of such information by these individuals or entities. Without the written consent of the disclosing party, neither the receiving party nor its representatives shall disseminate or further copy, replicate, distribute, or convey the Confidential Information to any third party by any means.

7.3	The receiving party further agrees that the Confidential Information received remains the property of the other party and shall be promptly returned to the other party or destroyed as requested by the other party (or if not requested before the termination of this agreement, upon termination of this agreement). The receiving party acknowledges that a breach of the confidentiality provisions of this agreement may cause serious and irreparable harm to the other party for which there may be no adequate remedy at law. In the event of such a breach, in addition to seeking any monetary damages, the other party shall have the right to seek injunctive relief in any court of competent jurisdiction.

7.4	Both parties shall maintain the confidentiality of each other’s technical secrets and business information obtained during the cooperation process. This obligation shall not be extinguished by any changes, termination, or expiration of this agreement.

8.	Breach of Contract and Compensation

8.1	If either party seriously violates the provisions of the Framework Agreement or Service Agreement, and such violation is capable of being remedied, and the other party has not received notice of the violation and request for remedy, the other party may terminate the corresponding Service Contract or the entire Framework Contract and all Service Contracts thereunder after thirty (30) days from the date of such notice.

8.2	Party A undertakes not to change the intended use of Party B’s products and services, and shall not modify Party B’s products and services or graft other software onto Party B’s products and services without Party B’s written permission. Otherwise, Party A shall bear the legal consequences arising therefrom, and if Party B incurs losses as a result, Party A shall be liable for compensation.

8.3	Party A shall pay the technical service fees to Party B in full and on time. In the event of delayed payment, a penalty of 0.5% of the overdue payment amount shall be paid to Party B for each day of delay. If the payment is overdue for more than 30 days, Party B shall have the right to terminate the corresponding Service Agreement and demand that Party A pay a penalty of 30% of the total amount of technical service fees payable for the corresponding Service Agreement for the current year. Party A shall bear the consequences arising from such breach. At the same time, Party A shall continue to fulfill its obligation to pay for the products and services provided by Party B.

8.4	Notwithstanding any other provisions of this agreement, if there is any legal liability on the part of Party B, the total amount of cumulative penalty and compensation shall not exceed 10% of the technical service fees received by Party B in the settlement period of the month in question.

9.	Disclaimer

9.1	If either party is unable to continue performing under this agreement due to natural disasters, changes in national laws and regulations, industry regulatory requirements, power outages, telecommunication system or internet network failures, unforeseeable computer system defects, viruses, hacker attacks, or any other force majeure reasons, the affected party shall not be held liable for breach of contract. However, upon elimination of the impact, the affected party shall promptly notify the other party and have the obligation to provide relevant evidence and continue to perform the contract.

9.2	Party A understands and agrees that due to the difference and complexity of computer software and hardware environments, the system or services provided by Party B may experience pauses, delays, or interruptions due to network reasons, market fluctuations, system failures, and other causes beyond the control of Party B. Party A fully understands and will not hold Party B legally liable for such issues.

9.3	If this agreement involves third-party services, including but not limited to application software, servers, dedicated lines, and other services provided by third parties, and if Party A’s business is adversely affected due to third-party service reasons, the third-party shall be held responsible, and Party B may provide technical support to Party A accordingly.

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9.4	Unless otherwise agreed in this agreement, Party B shall not be held legally liable to Party A or any third party for the following, including but not limited to: (1) any special, indirect, or consequential losses arising from breach or infringement; (2) losses of data or documents, loss of profit, business interruption, loss of reputation or goodwill; (3) any claims from third parties other than Party A; even if such losses or claims could have been reasonably foreseen or Party B should have been informed in advance of the possibility of Party A suffering such losses or claims.

9.5	Party B makes no express or implied representations or warranties with respect to the products, services, or other matters related to this agreement, including but not limited to: (A) the software’s suitability for any particular purpose of Party A; (B) the software being free of errors and operating without any other issues; (C) the software being compatible with any hardware or software other than the designated equipment. Party A agrees that Party B shall not be held liable for any compensation or damages arising from the above situations.

9.6	In any case, Party B shall not undertake the following responsibilities：

(1)	indirect damages and losses；

(2)	Damages and losses caused by Party A’s own reasons；

(3)	Any damage and loss caused by the failure of the product to operate normally due to the operating environment or external conditions provided by Party A；

(4)	Any damage and loss caused by Party A’s intentional or gross negligence of improper use or accident；

(5)	Any economic losses incurred by Party A as a result of any third party intentionally exploiting product defects to cause damage to Party A；

(6)	Any damages or losses incurred by Party A as a result of Party A’s own modification, upgrade, or maintenance of the products provided by Party B under this agreement, whether carried out by Party A itself or by a third party commissioned by Party A.。

(7)	Any damages or losses incurred as a result of technology malfunctions that cannot be resolved due to unforeseeable technical factors, including the technical capabilities of equipment and software providers

10.	Non-Solicitation Clause

10.1	During the term of this framework agreement and within one year after termination of the framework agreement, Party A shall not, without the prior written consent of Party B, hire or enter into a labor contract with any employee of Party B who is currently or was previously employed by Party B, unless the employee has been separated from Party B for a period of two years.

10.2	If Party B discovers that Party A has violated the above provisions, Party B shall have the right to require Party A to immediately cease the breach and pay corresponding liquidated damages according to the positions, levels, and quantity of the employees hired or recruited by Party A in breach of the agreement. If Party A violates the agreement by hiring or recruiting ordinary employees of Party B, Party A shall pay Party B liquidated damages equal to HKD 100,000 multiplied by the number of employees hired or recruited in breach. If Party A violates the agreement by hiring or recruiting management personnel of Party B (such as engineering project managers, implementation supervisors, technical backbones, etc.), Party A shall pay Party B liquidated damages equal to HKD 300,000 multiplied by the number of employees hired or recruited in breach.

11.	Applicable Law and Dispute Resolution

11.1	This agreement shall be governed by the laws of the Hong Kong Special Administrative Region of the People’s Republic of China. In the event of any dispute arising from the matters within the scope of this agreement during the term of this agreement, Party A and Party B shall make every effort to resolve it through consultation. If consultation fails to resolve the dispute, either party shall have the right to bring a lawsuit in a Hong Kong court.

Technical Service Framework Agreement	Contract Number ：

12.	Termination of Contract

12.1	If the performance of this agreement conflicts with national laws, regulations, or industry regulatory policies, both parties shall actively negotiate to amend or terminate the agreement. If the parties cannot reach an agreement, this agreement shall automatically terminate, and both parties shall actively assist each other in carrying out follow-up work.

12.2	During the term of this agreement, in the absence of legal provisions or reasons specified in this agreement, neither party shall unilaterally terminate the Framework Agreement or Service Agreement. If early termination of the Framework Agreement or Service Agreement is necessary, both parties shall jointly determine it through consultation or one party shall provide the other party with at least 90 days’ advance notice, and Party A shall pay all fees due under the service contract in a lump sum.。

12.3	If any provision of this agreement is found to be illegal or unenforceable according to the law or a court decision, the remaining provisions of this agreement shall remain valid and enforceable to the extent permitted by such provision. Without limiting the foregoing, all parties should clearly understand and agree that any provision of this agreement that limits liability, disclaims warranties or excludes damages is independent of other provisions and shall be enforced by all parties.

12.4	In the event of termination of this agreement for any reason, the license granted to Party A under this agreement shall terminate, and Party A shall (and shall cause all authorized users) to cease all further use of the software programs and uninstall all software programs at the request of Party B. Party B shall not refund any fees already paid by Party A.

13.	Others

14.1	The Framework Agreement shall come into effect on the date of signature and seal by both parties. If the dates of signature and seal by both parties are not consistent, the later date shall be deemed as the effective date of the contract.

14.2	The Framework Agreement shall be valid for five years. If neither party raises any written objection within 60 days prior to the expiration of the Framework Agreement, the Framework Agreement shall be automatically extended for one year, and so on. If both parties wish to make modifications to the framework agreement, they may sign a written supplemental agreement to adjust the terms.

14.3	The service period required for Party B to provide services to Party A shall be subject to the specific terms and conditions of the “Service Agreement.” The expiration of the service period specified in the “Service Agreement ” and the decision of both parties not to renew shall not affect the validity of the Framework Agreement. If the Framework Agreement is terminated and the service period specified in the “Service Agreement” has not yet expired, both parties shall negotiate the follow-up matters regarding the “Service Agreement”.

14.4	Both parties acknowledge that any amendment or supplement to this agreement shall be in writing and become an integral part of this agreement only after being signed and stamped by authorized representatives of both parties.

14.5	The annexes to this agreement shall have the same legal effect as this agreement, and four copies shall be made, with each party holding two copies, and all copies shall have the same legal effect.

14.6	Both parties acknowledge that the personnel who signed on this agreement and related documents have obtained legal authorization from their respective parties, and the signatures of the authorized personnel on the aforementioned documents have the effect of being confirmed by their respective parties.

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Technical Service Framework Agreement	Contract Number：

Signing Page：

	Name	Solomon JFZ (Asia) Holdings Ltd			（Seal/Signature）

Party A	Legal Representative	（Seal/Signature）	Authorized Person		（Seal/Signature）

	Contact person	Thomas Tam		（Seal/Signature）

	Correspondence Address	Room 1910-1912A, Tower 3, China Hong Kong City, 33 Canton Road,

TST, Kowloon, HK

	Phone	E_mail

Bank

Account Number

	Name	Hundsun Ayers Technology Ltd		（Seal/Signature）

	Legal Representative	（Seal/Signature）	Authorized person	Hyman Mo	（Seal/Signature）
Party B
	Contact person	（Seal/Signature）

	Correspondence address	16 & 19/F, Asia Standard Tower, 59-65 Queen's Road Central, Central

	Phone	E_mail

	Bank	BANK NAME:

	Account Number	ACCOUNT NO:
SWIFT CODE: